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	Colin Wheeler	Le 3 août 2009
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MOLSON COORS DÉCLARE UNE HAUSSE DU BÉNÉFICE AU DEUXIÈME
TRIMESTRE DE 2009

DENVER, Colorado et MONTRÉAL, Québec – Molson Coors Brewing Company (NYSE : TAP; TSX) a déclaré aujourd’hui une forte croissance du bénéfice pour le deuxième trimestre. Le bénéfice net attribuable à Molson Coors a augmenté de 136,3 pour cent pour s’établir à 187,3 millions de dollars au deuxième trimestre, contre 79,4 millions de dollars il y a un an. Le bénéfice sous-jacent après impôts1 a augmenté de 20,6 pour cent pour atteindre 205,4 millions de dollars, ou 1,11 $ par action après dilution, contre 170,3 millions de dollars, ou 0,92 $ par action après dilution il y a un an.

Peter Swinburn, président et chef de la direction de Molson Coors, a déclaré : « Notre Société connaît un excellent départ en ce premier semestre de l’exercice, ce qui reflète l’avantage que nous confèrent nos marques bien établies, nos initiatives stratégiques et nos programmes de réduction des coûts. Au deuxième trimestre, nous avons une fois de plus bénéficié de prix favorables et obtenu une croissance des bénéfices en monnaie locale dans chacun de nos marchés principaux, ce qui a contribué à compenser la baisse des volumes, la hausse des prix des intrants et les fluctuations défavorables des devises. Nous prévoyons que le reste de l’exercice 2009 sera marqué par certains défis, découlant des réductions de prix liées à la concurrence au Canada ainsi que de l’inflation des coûts dans l’ensemble de notre Société; néanmoins, nous nous penchons sur ces questions en demeurant axés sur l’établissement de marques fortes, la réduction des coûts, la génération de liquidités et la création de valeur pour les actionnaires. »

Principaux résultats du deuxième trimestre

Les principaux résultats d’exploitation et financiers que la Société a obtenus au deuxième trimestre terminé le 28 juin 2009 par rapport au deuxième trimestre terminé le 29 juin 2008 comprennent ce qui suit :
•
une hausse de 20,6 pour cent du bénéfice sous-jacent après impôts[1], lequel s’est élevé à 205,4 millions de dollars, ou 1,11 $ par action après dilution, contre 170,3 M$, ou 0,92 $ par action après dilution il y a un an. Ce rendement au chapitre du bénéfice est le résultat d’une augmentation des prix de la bière et de réductions substantielles des coûts dans toute la Société, lesquelles ont été partiellement contrebalancées par la persistance des fluctuations défavorables des devises, l’inflation des coûts et la baisse des volumes mondiaux;

•
les résultats du deuxième trimestre de 2009 tiennent compte de l’incidence des fluctuations défavorables des devises, lesquelles ont réduit le bénéfice sous-jacent total avant impôts d’approximativement 21 millions de dollars par rapport à l’exercice précédent;

•	compte non tenu de l’incidence des fluctuations des taux de change, le bénéfice sous-jacent de la Société a augmenté d’environ 30 pour cent au cours du trimestre;

Molson Coors Brewing Company

•
une diminution de 3,2 pour cent du volume de bière de Molson Coors à l’échelle mondiale, sur une base pro forma, en raison des mauvaises conditions météorologiques dans des régions clés, de la faiblesse de l’économie mondiale et de la stratégie mise de l’avant par la Société au Royaume-Uni, laquelle vise à mettre l’accent sur la croissance des produits plutôt que sur la croissance des volumes à faible marge;

•	une hausse de 3 pour cent du volume à l’échelle mondiale de la Coors Light en un an.

Le taux d’imposition effectif de la Société pour le deuxième trimestre de 2009 à l’égard du bénéfice tiré des activités poursuivies était de 20 pour cent sur la base du bénéfice déclaré et de 22 pour cent sur la base du bénéfice sous-jacent. La Société estime que son taux d’imposition effectif pour l’ensemble de l’exercice 2009 se situera entre 10 pour cent et 14 pour cent.

Au cours du trimestre, Molson Coors a réalisé des réductions de coûts additionnelles de 32 millions de dollars dans le cadre de son programme triennal d’affectation de ressources à la croissance de 250 millions de dollars. Les économies réalisées dans le cadre du programme d’affectation de ressources à la croissance depuis les deux dernières années et demie totalisent maintenant 229 millions de dollars. Ces réductions de coûts comprennent la part de 42 pour cent de la Société dans les économies de coûts réalisées par MillerCoors dans le cadre du programme d’affectation de ressources à la croissance, laquelle correspond à 3 millions de dollars au deuxième trimestre.

MillerCoors a réalisé des synergies de 60 millions de dollars au deuxième trimestre, principalement grâce aux économies liées à l’optimisation du réseau réalisées en déménageant les activités de production des marques Coors dans les anciennes brasseries Miller, à la réalisation continue d’économies relatives à l’organisation et aux investissements moindres au chapitre de la commercialisation. La part de 42 pour cent de ces synergies revenant à Molson Coors s’établit à 25 millions de dollars. Depuis le début de l’exercice, MillerCoors a réalisé des synergies de 110 millions de dollars, et la Société prévoit maintenant réaliser des synergies cumulatives de 260 millions de dollars d’ici la fin de l’année civile 2009, excédant ainsi son engagement initial qui s’établissait à 225 millions de dollars. Bien que MillerCoors ait devancé les dates auxquelles elle prévoit réaliser des synergies de coûts, son objectif à ce chapitre se chiffre toujours à 500 millions de dollars.

Le volume de bière de Molson Coors Brewing Company à l’échelle mondiale a totalisé 13,533 millions d’hectolitres pour le trimestre, soit une baisse de 3,2 pour cent par rapport à l’exercice précédent sur une base pro forma, comme il est illustré dans le Tableau 1 qui suit.

Molson Coors Brewing Company

Molson Coors Brewing Company
Tableau 1 : Volume de bière à l’échelle mondiale au deuxième trimestre de 2009
(en millions d’hectolitres)
	Périodes de 13 semaines terminées les			Périodes de 13 semaines terminées les
	28 juin 2009	29 juin 2008	Variation en %	28 juin 2009	29 juin 2008	Variation en %
	Données réelles	Données pro forma[1]		Données réelles	Données réelles
Volume financier :	5.005	5.408	(7.5)%	5.005	13.679	(63.4)%
Volume lié aux redevances :	0.077	0.067	14.9%	0.077	0.067	14.9%
Volume détenu :	5.082	5.475	(7.2)%	5.082	13.746	(63.0)%
Quote-part des ventes au détail liées au placement à la valeur de consolidation :	8.451	8.509	(0.7)%	8.451	0.099	n.s.
Volume total de bière à l’échelle mondiale :	13.533	13.984	(3.2)%	13.533	13.845	(2.3)%

Notes :
n.s. : non significatif
1. Reflète l’élimination du volume présenté pour le secteur États-Unis pour la période de 13 semaines terminée le 29 juin 2008 et l’ajout de la quote-part de Molson Coors Brewing Company des ventes au détail de MillerCoors et de Modelo Molson pour les périodes présentées, après ajustement pour tenir compte d’un nombre de jours de Bourse comparable, le cas échéant.

Secteurs d’exploitation

Les résultats des secteurs d’exploitation de la Société pour le deuxième trimestre de 2009 sont présentés ci-après.

Secteur Canada

Le bénéfice sous-jacent avant impôts du secteur Canada a augmenté de 2 pour cent en monnaie locale par rapport au trimestre correspondant de l’exercice précédent en raison de l’établissement de prix nets favorables et de l’avantage tiré des initiatives de réduction des coûts, qui ont plus que compensé l’incidence de l’inflation au cours du trimestre. Sur la base du bénéfice déclaré, le secteur Canada a comptabilisé un bénéfice sous-jacent avant impôts de 137,3 millions de dollars au deuxième trimestre, soit un résultat en baisse de 11,0 pour cent par rapport au trimestre correspondant de l’exercice précédent, la croissance du bénéfice en monnaie locale ayant été contrebalancée par un recul de 13 pour cent, ou de 18 millions de dollars, du dollar canadien par rapport au dollar américain d’un exercice à l’autre.

Les ventes au détail au Canada ont diminué de 0,5 pour cent au deuxième trimestre par rapport au trimestre correspondant de l’exercice précédent. Les marques stratégiques ont affiché une croissance de près de 2 pour cent, stimulée par la croissance à un chiffre élevée de la Coors Light et la solide croissance de la Rickard’s. La Molson Canadian a connu un recul à un chiffre moyen depuis le trimestre correspondant de l’exercice précédent. Au Canada, les volumes de l’industrie brassicole ont affiché une hausse estimative de 1,8 pour cent au cours du trimestre.

Au Canada, les volumes de ventes se sont établis à 2,4 millions d’hectolitres, en baisse de 2,9 pour cent par rapport à 2008. Sur une base comparable2, les ventes nettes par hectolitre ont augmenté de 2,6 pour cent en monnaie locale. Cette hausse est attribuable à l’augmentation des prix de détail dans tous les principaux marchés et à l’amélioration de la composition du chiffre d’affaires partiellement contrebalancées par les activités promotionnelles à l’échelle du Canada.

Molson Coors Brewing Company

Sur une base comparable, le coût des produits vendus par hectolitre a augmenté de 1,7 pour cent en monnaie locale, résultat qui tient aux hausses inflationnistes de 2½ pour cent des prix des marchandises, des matériaux d’emballage, des frais de distribution et des autres intrants, et à une augmentation de 2 pour cent liée aux frais indirects et à la modification continue de la composition des produits. Les économies réalisées dans le cadre d’initiatives de réduction des coûts ont plus que contrebalancé l’inflation et ont réduit de 3 points de pourcentage le coût des produits vendus par hectolitre.

Sur une base comparable, les frais de commercialisation, généraux et d’administration ont diminué d’approximativement 1 pour cent en monnaie locale. Cette baisse reflète l’incidence de la diminution des frais indirects.

Les autres produits ont augmenté de 3,9 millions de dollars en raison des gains de change.

Secteur États-Unis (MillerCoors)3

Le bénéfice sous-jacent du secteur États-Unis de Molson Coors a augmenté de 26,5 pour cent avant impôts pour s’établir à 142,7 millions de dollars au deuxième trimestre, ce qui s’explique par la forte croissance du bénéfice sous-jacent de MillerCoors. Les résultats du secteur États-Unis comprennent la quote-part de 42 pour cent de la Société du bénéfice net de MillerCoors au deuxième trimestre de 2009 et divers ajustements aux fins du calcul du bénéfice tiré du placement à la valeur de consolidation en vertu des PCGR des États-Unis, lesquels sont ensuite comparés aux résultats présentés par l’ancienne société Coors à l’exercice précédent.

Faits saillants financiers et d’exploitation de MillerCoors (selon les PCGR des États-Unis)

Pour le trimestre, le bénéfice net sous-jacent attribuable à MillerCoors, excluant les éléments inhabituels, s’est établi à 325,3 millions de dollars, en hausse de 16,4 pour cent par rapport aux résultats pro forma du trimestre correspondant de l’exercice précédent. Cette croissance du bénéfice découle de la forte croissance des produits nets, de la gestion des coûts et de la mise en œuvre continue de synergies.

Les ventes nationales au détail de MillerCoors ont subi une baisse de 0,8 pour cent par rapport aux résultats pro forma du trimestre correspondant de l’exercice précédent en raison du recul des ventes au détail de la Miller Lite et des faibles résultats liés aux marques de spécialité, essentiellement contrebalancés par les résultats positifs affichés par cinq des six marques prioritaires. Les ventes au détail des six marques prioritaires nationales ont augmenté de 1,3 pour cent, les principales marques ayant affiché une hausse étant Coors Light, MGD 64 et Keystone Light. Les ventes nationales aux grossistes ont diminué de 1,1 pour cent, en raison de la baisse des ventes au détail et d’une légère réduction des stocks des distributeurs.

Dans un secteur brassicole qui montre peu de vigueur, le chiffre d’affaires net total de MillerCoors a augmenté de 1,6 pour cent pour s’établir à 2,14 milliards de dollars par rapport aux résultats pro forma du trimestre précédent. Compte non tenu des ententes de brassage et des ventes effectuées par des distributeurs détenus par la société, le chiffre d’affaires net a augmenté de 1,7 pour cent pour s’établir à 2,00 milliards de dollars. Les volumes liés aux ententes de brassage conclues avec des tiers ont diminué de 6,5 pour cent, malgré le fait que le bénéfice est demeuré semblable à celui enregistré au trimestre comparable de l’exercice précédent.

Molson Coors Brewing Company

L’établissement des prix est demeuré solide au deuxième trimestre, le chiffre d’affaires national par hectolitre net, compte non tenu des ententes de brassage et des ventes effectuées par des distributeurs détenus par la société, ayant augmenté de 3,0 pour cent en fonction des hausses de prix en 2008.

Même si MillerCoors continue à réaliser des synergies en lien avec la chaîne d’approvisionnement et à générer des économies par l’entremise de ses programmes de maîtrise des coûts, le coût des produits vendus par hectolitre a augmenté de 5,1 % sous l’effet de ventes importantes de houblon à l’exercice précédent, ainsi que de la hausse des prix du brassage et des matériaux d’emballage au cours de l’exercice, principalement liée au verre, à l’aluminium et à l’orge.

Pour le trimestre, les frais de commercialisation, généraux et d’administration ont diminué de 10,8 pour cent. Cette baisse découle essentiellement des synergies et d’autres économies de coûts.

Au deuxième trimestre, l’amortissement relatif à MillerCoors s’est établi à environ 72 millions de dollars et les ajouts aux immobilisations corporelles et aux actifs incorporels ont totalisé 120 millions de dollars.

Secteur Royaume-Uni

Le secteur Royaume-Uni a déclaré un bénéfice sous-jacent de 36,8 millions de dollars avant impôts au deuxième trimestre, soit une hausse de 15,3 millions de dollars, ou de 70,1 pour cent par rapport au trimestre correspondant de l’exercice précédent. Ce résultat tient compte de l’incidence d’une diminution de 22 pour cent de la valeur de la livre sterling par rapport au dollar américain, qui a entraîné une baisse d’environ 10 millions de dollars du bénéfice sous-jacent avant impôts. En monnaie locale, le bénéfice sous-jacent avant impôts du secteur Royaume-Uni a augmenté de près de 118 pour cent. Ce solide rendement trimestriel tient aux résultats positifs des mesures stratégiques mises de l’avant par notre équipe au Royaume-Uni au cours du dernier exercice, y compris les négociations avec les fournisseurs en vue de tirer profit de notre entente contractuelle de brassage et les efforts au chapitre de l’établissement des marques, ce qui nous a permis de délaisser les volumes dont les marges sont inférieures.

Les volumes des marques détenues par le secteur Royaume-Uni ont diminué de 12,4 pour cent au cours du trimestre. Cette diminution s’explique par le faible rendement de l’industrie et la stratégie de la Société qui consiste à délaisser des volumes dont les marges sont inférieures. L’industrie brassicole au Royaume-Uni a affiché un recul d’environ 5 pour cent au deuxième trimestre, ce qui rend compte de la faiblesse de l’économie dans ce marché.

En monnaie locale, le chiffre d’affaires net par hectolitre comparable du secteur Royaume-Uni en ce qui a trait aux produits détenus a augmenté de 19,8 pour cent; près des trois quarts de cette augmentation tiennent à l’établissement de prix nets plus élevés dans tous les canaux, et la tranche restante, à la composition favorable du chiffre d’affaires.

Molson Coors Brewing Company

Sur une base comparable, le coût des produits vendus par hectolitre pour les marques détenues est demeuré pratiquement inchangé en monnaie locale au deuxième trimestre, résultat qui tient aux hausses inflationnistes des coûts des intrants et de l’effet de levier négatif lié aux coûts fixes en raison de la baisse des volumes, contrebalancées par la composition favorable des canaux et les économies de coûts.

Les frais généraux et d’administration ont augmenté de 10,1 pour cent en monnaie locale en raison de la hausse des charges relatives à la commercialisation et à la rémunération au rendement au cours du deuxième trimestre.

Secteur Marchés mondiaux et corporatif

La perte sous-jacente avant impôts pour le secteur Marchés mondiaux et corporatif s’est chiffrée à 52,1 millions de dollars, soit une baisse de 14,6 pour cent par rapport au deuxième trimestre de 2008.

Le volume du secteur Marchés mondiaux de la Société a augmenté de plus de 18 pour cent, à petite échelle, en raison de la vigueur de Coors Light en Chine et de Carling en Europe. Les frais de commercialisation, généraux et d’administration du secteur Marchés mondiaux se sont élevés à 12,6 millions de dollars au cours du trimestre, soit une augmentation de 3,3 millions de dollars par rapport à l’exercice précédent.

Les frais généraux et d’administration du secteur corporatif se sont chiffrés à 30,6 millions de dollars au deuxième trimestre, soit une hausse de 4,7 millions de dollars qui tient à l’augmentation de la rémunération au rendement et des dépenses liées aux projets au cours du présent exercice.

Les intérêts débiteurs nets du secteur corporatif se sont élevés à 22,0 millions de dollars au deuxième trimestre, soit une baisse de 7,9 millions de dollars par rapport à l’exercice précédent. Une tranche d’environ 4 millions de dollars de cette baisse s’explique par les fluctuations des taux de change et la presque totalité du solde est imputable à la déconsolidation de BRI. Au cours du trimestre, les autres charges de 8,9 millions de dollars du secteur corporatif ont subi l’incidence de la constatation d’une charge non récurrente liée à l’ajustement à la valeur de marché du swap sur rendement total réglé en espèces concernant Foster’s.

Éléments inhabituels et autres éléments non récurrents

Au cours du deuxième trimestre de 2009, la Société a comptabilisé des charges inhabituelles nettes de 7,1 millions de dollars avant impôts, lesquelles comprenaient essentiellement des coûts de 5,7 millions de dollars liés à l’acquisition de la marque Cobra et des frais de restructuration de 1,1 million de dollars au Royaume-Uni.

Les autres éléments non récurrents du trimestre incluaient une charge hors trésorerie liée à l’ajustement à la valeur de marché de 12,9 millions de dollars des autres charges du secteur corporatif, relativement au swap sur rendement total réglé en espèces conclu par la Société à l’égard des actions ordinaires de Foster’s en 2008, ainsi qu’un montant de 1,0 million de dollars qui vise à établir une provision pour litiges liés à l’environnement.

Molson Coors Brewing Company

Au cours du deuxième trimestre de 2009, MillerCoors a comptabilisé des charges inhabituelles qui totalisent 20,4 millions de dollars, notamment une charge au titre de la compression d’un régime de retraite et des frais d’intégration. La quote-part de Molson Coors, qui correspond à sa participation de 42 pour cent, se chiffre à 8,6 millions de dollars.

Ces éléments inhabituels et autres éléments non récurrents ont été exclus du bénéfice sous-jacent au deuxième trimestre de 2009.

Activités abandonnées

La Société présente les résultats de son ancien secteur d’exploitation du Brésil, Cervejarias Kaiser (« Kaiser »), à titre d’activités abandonnées. Au deuxième trimestre, les gains découlant de la légère diminution du passif ont été contrebalancés par des pertes de change.

Conférence téléphonique portant sur les résultats du deuxième trimestre de 2009

Molson Coors Brewing Company tiendra une conférence téléphonique à l’intention des analystes financiers et des investisseurs aujourd’hui à 11 h, heure de l’Est, afin de discuter de ses résultats financiers du deuxième trimestre de 2009. Une diffusion Web de la conférence téléphonique sur les résultats sera également offerte.

Environ deux heures après la fin de la conférence téléphonique, la Société tiendra également une diffusion Web en ligne et en temps réel de la séance de suivi des analystes financiers et des représentants des relations avec les investisseurs à 14 h, heure de l’Est. Les deux diffusions Web seront accessibles sur le site Web de la Société, à l’adresse www.molsoncoors.com. Les rediffusions en ligne seront offertes jusqu’à 23 h 59, heure de l’Est, le 3 novembre 2009. La Société affichera également aujourd’hui le présent communiqué et les états financiers connexes sur son site Web.

Notes :

1.  La Société calcule le bénéfice sous-jacent, une mesure non définie par les PCGR, en excluant les éléments inhabituels et les autres éléments non récurrents de la mesure du bénéfice la plus pertinente des PCGR des États-Unis. Pour calculer le bénéfice sous-jacent au deuxième trimestre de 2009, la Société n’a pas tenu compte des charges non récurrentes, liées principalement à MillerCoors, au swap sur rendement total réglé en espèces visant Foster’s et à une provision pour responsabilité en matière d’environnement, ni de charges inhabituelles nettes de 7,1 millions de dollars avant impôts. Pour plus de renseignements, se reporter à la section « Éléments inhabituels et autres éléments non récurrents », ainsi qu’aux tableaux aux fins de rapprochement avec les mesures les plus pertinentes des PCGR des États-Unis. Tous les montants sont en dollars américains.

2.  Sauf indication contraire, les résultats comparables du secteur Canada excluent la déconsolidation de Brewers Retail Inc., en Ontario, le 1er mars 2009, et l’incidence de la formation de MillerCoors en 2008. Les résultats comparables excluent également l’incidence d’un exercice à l’autre des ventes de bière à MillerCoors. Avec la conclusion de la coentreprise MillerCoors, l’incidence financière de l’exportation de nos marques aux États-Unis n’est plus traitée à titre de ventes intersociétés et éliminée à la consolidation des résultats totaux de Molson Coors. Le volume des ventes pour ces exportations américaines est exclu des résultats de notre secteur Canada et est désormais présenté par MillerCoors.

3.  MillerCoors, une coentreprise américaine de Molson Coors Brewing Company et de SABMiller plc, a été créée le 1er juillet 2008. Molson Coors détient une participation de 42 pour cent dans MillerCoors, laquelle est comptabilisée à la valeur de consolidation. La participation de Molson Coors dans les résultats de MillerCoors, ainsi que certains ajustements aux termes des PCGR des États-Unis, sont présentés au poste « Bénéfice comptabilisé à la valeur de consolidation dans MillerCoors ». Les résultats des périodes antérieures n’ont pas été reclassés pour les rendre conformes à ce mode de présentation et, par conséquent, les comparaisons d’un exercice à l’autre des données consolidées et du secteur États-Unis qui ont trait au volume, au chiffre d’affaires net, au coût des produits vendus et aux frais de commercialisation, généraux et d’administration sont moins significatives. Aux fins de comparaison, les sociétés mères de MillerCoors ont fourni un état des résultats complet pour le deuxième trimestre de 2009, ainsi que des résultats pro forma pour l’exercice précédent. La version anglaise de ce communiqué comprend également un rapprochement du bénéfice net de MillerCoors et du bénéfice comptabilisé à la valeur de consolidation dans MillerCoors de Molson Coors Brewing Company, ainsi que du bénéfice sous-jacent avant impôts du secteur États-Unis, une mesure non définie par les PCGR (se reporter au Tableau 5).

Molson Coors Brewing Company

Déclarations prospectives
Le présent communiqué de presse contient des « déclarations prospectives » au sens des lois fédérales sur les valeurs mobilières et des expressions dénotant des tendances telles que « amélioration des tendances », « progrès », « attendu », « prévu », « amélioration des perspectives de ventes » et « en bonne voie ». Il comprend également des données financières non vérifiées par les vérificateurs externes de la Société à la date de diffusion du présent communiqué de presse. Bien que la Société soit d’avis que les hypothèses sur lesquelles ces données financières et ces déclarations prospectives sont fondées sont raisonnables, elle ne peut garantir d’aucune façon leur exactitude. Certains facteurs importants qui pourraient faire en sorte que les résultats réels de la Société diffèrent de façon importante des prévisions et attentes de la Société sont présentés dans les documents de la Société déposés auprès de la Securities and Exchange Commission. Ces facteurs comprennent notamment les changements dans les préférences des consommateurs et les conjonctures du marché, les réductions de prix par la concurrence, l’incapacité à réaliser les économies de coûts et les autres avantages prévus devant découler de MillerCoors, l’incapacité à obtenir les résultats attendus des projets de synergie et l’augmentation des coûts dans leur ensemble. Toutes les déclarations prospectives que contient le présent communiqué de presse sont présentées expressément sous réserve des présentes mises en garde et par renvoi aux hypothèses sous-jacentes. La Société ne s’engage pas à publier une mise à jour des déclarations prospectives, que ce soit par suite d’informations nouvelles, d’événements subséquents ou autrement.

Reconciliations to Nearest U.S. GAAP Measures

Molson Coors Brewing Company
Table 2: 2009 Second Quarter Underlying After-Tax Income
(After-Tax Income From Continuing Operations, Excluding Special and Other One-time Items)
(In Millions of $US, Except Per Share Data)
(Note: Some numbers may not sum due to rounding.)
	2009 2nd Q	2008 2nd Q
U.S. GAAP: Income from continuing operations attributable to MCBC, net of tax:	187.3	91.8
Per diluted share:	$1.01	$0.49
Add back : Pretax special items - net	7.1	103.9
Add back : Environmental litigation reserve (1)	1.0	-
Add back : Loss related to the cash-settled total return swap (1)	12.9	-
Add back : Proportionate share of MillerCoors pretax special items - net (2)	8.6	-
(Minus) : Tax effects related to special and other one-time items	(11.5)	(25.4)
Non-GAAP: Underlying after-tax income:	205.4	170.3
Per diluted share:	$1.11	$0.92

Notes:
(1) Included in Other Income (Expense)
(2) Included in Equity Income in MillerCoors, but excluded from non-GAAP underlying pretax income.

Molson Coors Brewing Company

Molson Coors Brewing Company
Table 3: 2009 Second Quarter Underlying Pretax Income
(Pretax Income From Continuing Operations, Excluding Special and Other One-time Items)
(In Millions of $US)
(Note: Some numbers may not sum due to rounding.)
	Business				Total
				Global
				Markets and
	Canada	U.S.	U.K.	Corporate	Consolidated
U.S. GAAP: 2009 2nd Q Income (loss) from continuing operations before income taxes	$136.4	$134.1	$30.0	$(65.4)	$235.1
Add back/(Minus) : Pretax special items - net	0.9	-	6.8	(0.6)	7.1
Add back : Environmental litigation reserve (1)	-	-	-	1.0	1.0
Add back : Gain related to the cash-settled total return swap (1)	-	-	-	12.9	12.9
Add back : Proportionate share of MillerCoors pretax special items - net (2)	-	8.6	-	-	8.6
Non-GAAP: 2009 2nd Q underlying pretax income (loss)	$137.3	$142.7	$36.8	$(52.1)	$264.7
Percent change 2009 2nd Q vs. 2008 2nd Q underlying pretax income (loss)	-11.0%	26.5%	70.1%	-14.6%	16.3%
U.S. GAAP: 2008 2nd Q Income (loss) from continuing operations before income taxes	$153.9	$35.4	$18.4	$(84.0)	$123.7
Add back : Pretax special items – net	0.5	77.3	3.1	23.0	103.9
Non-GAAP: 2008 2nd Q underlying pretax income (loss)	$154.4	$112.7	$21.5	$(61.0)	$227.6

Notes:
(1) Included in Other Income (Expense)
(2) Included in Equity Income in MillerCoors, but excluded from non-GAAP underlying pretax income.

MillerCoors LLC
Table 4: 2009 Second Quarter Underlying Net Income
(Net Income, Excluding Special Items)
(In Millions)
	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
		Pro Forma		Pro Forma
U.S. GAAP - Net Income attributable to MillerCoors LLC:	$304.9	$174.6	$510.9	$311.2
Add back : Special items, net	20.4	104.8	30.8	116.1
Non-GAAP - Underlying net income:	$325.3	$279.4	$541.7	$427.3

Le bénéfice sous-jacent avant impôts et après impôts devrait être considéré comme un supplément aux résultats d’exploitation présentés selon les principes comptables généralement reconnus des États-Unis et non pas comme une mesure de remplacement de ceux-ci. Nous croyons que la performance au chapitre du bénéfice sous-jacent est utile pour les investisseurs et qu’elle est utilisée par ceux-ci ainsi que par d’autres utilisateurs de nos états financiers dans l’évaluation de notre performance d’exploitation parce qu’elle fournit un outil additionnel pour évaluer notre performance sans tenir compte des éléments inhabituels, qui peuvent varier considérablement d’une entreprise à l’autre selon les méthodes comptables utilisées, les valeurs comptables des actifs et la structure des capitaux. Notre direction utilise le bénéfice sous-jacent comme une mesure permettant d’évaluer la performance d’exploitation et ainsi de ramener sur une base plus comparable les résultats financiers d’une période à l’autre; comme une mesure pour la planification et les prévisions générales ainsi que pour l’évaluation des résultats réels par rapport aux prévisions; finalement, dans les communications avec le conseil d’administration, les actionnaires, les analystes ainsi que les investisseurs au sujet de notre performance financière.

Molson Coors Brewing Company

Molson Coors Brewing Company
Table 5: Reconciliation of Net Income Attributable to MillerCoors to MCBC's Equity
Income in MillerCoors and Reconciliation to U.S. Segment Underlying Pretax Income
(In Millions)
(Note: Some numbers may not sum due to rounding.)

	Thirteen Weeks	Twenty-Six Weeks
	Ended	Ended
	June 28, 2009	June 28, 2009
MillerCoors Net Income	$304.9	$510.9
Multiply : MCBC economic interest % in MillerCoors	42%	42%
MCBC proportionate share of MillerCoors net income	$128.1	$214.6
Add : Accounting policy elections (1)	-	7.3
Add : Amortization of the difference between MCBC
contributed cost basis and the underlying equity in net assets of MillerCoors (2)	3.9	6.9
Add: Share-based compensation adjustment (3)	2.1	2.4
Equity Income in MillerCoors (reported)	$134.1	$231.2
Add : Proportionate share of MillerCoors special items (4)	8.6	12.9
(Minus) : Accounting policy elections (1)	-	(7.3)
U.S. Segment Underlying Pretax Income (Non-GAAP)	$142.7	$236.8

Notes:
(1) MillerCoors made its initial accounting policy elections upon formation, impacting certain asset and liability balances. These adjustments reflect the impact to our investment in MillerCoors, which is based upon our contributed assets and liabilities.
(2) MCBC’s net investment in MillerCoors is based on the carrying values of the net assets it contributed to the joint venture. MCBC’s investment basis in MillerCoors is less than our underlying equity (42%) in the total net assets of MillerCoors (contributed by both Coors and Miller) by approximately $644 million. This amount is being amortized over a period of time represented primarily by the remaining useful lives of long-lived assets giving rise to the difference. For non-depreciable assets, such as goodwill, no adjustment will be recorded to the MillerCoors equity method income unless there is an impairment.
(3) The net adjustment is to record all stock-based compensation associated with preexisting equity awards to be settled in MCBC Class B common stock held by former CBC employees now employed by MillerCoors and eliminate all stock-based compensation impacts related to preexisting SABMiller equity awards held by Miller employees now employed by MillerCoors. The adjustment is to recognize the additional 58% of the stock-based compensation costs associated with those awards recognized and reported by MCBC's U.S. business and eliminate all of the costs associated with equity awards to be settled in SABMiller equity.
(4) MillerCoors Q2 2009 Special Items of $20.4 million, multiplied by MCBC's proportionate share of MillerCoors at 42%, equals $8.6 million. MillerCoors first half of 2009 Special Items of $30.8 million, multiplied by MCBC's proportionate share of MillerCoors at 42%, equals $12.9 million.

Molson Coors Brewing Company

Molson Coors Brewing Company and Subsidiaries
Table 6: Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

Volume in hectoliters	5.005	13.679	8.901	24.388

Sales	$1,160.4	$2,359.4	$1,984.6	$4,175.6
Excise taxes	(361.5)	(602.0)	(626.7)	(1,061.6)
Net Sales	798.9	1,757.4	1,357.9	3,114.0
Cost of goods sold	(432.6)	(1,033.6)	(778.7)	(1,868.6)
Gross profit	366.3	723.8	579.2	1,245.4
Marketing, general and administrative expenses	(230.0)	(463.2)	(412.6)	(899.8)
Special items, net	(7.1)	(103.9)	(17.3)	(111.2)
Equity income in MillerCoors	134.1	-	231.2	-
Operating income	263.3	156.7	380.5	234.4
Interest expense, net (1)	(19.9)	(27.0)	(39.8)	(54.8)
Debt extinguishment costs	-	-	-	(12.4)
Other expense, net	(8.3)	(6.0)	(26.8)	(1.4)
Income from continuing operations before income taxes	235.1	123.7	313.9	165.8
Income tax expense	(47.3)	(26.5)	(46.0)	(19.9)
Income from continuing operations	187.8	97.2	267.9	145.9
Loss from discontinued operations, net of tax	-	(12.4)	(3.9)	(21.4)
Net income	187.8	84.8	264.0	124.5
Less: Net income attributable to noncontrolling interests (2)	(0.5)	(5.4)	(1.0)	(10.8)
Net income attributable to MCBC	$187.3	$79.4	$263.0	$113.7

Basic income (loss) per share:
From continuing operations attributable to MCBC	$1.02	$0.50	$1.45	$0.75
From discontinued operations attributable to MCBC	-	(0.07)	(0.02)	(0.12)
Basic net income per share	$1.02	$0.43	$1.43	$0.63
Diluted income (loss) per share:
From continuing operations attributable to MCBC	$1.01	$0.49	$1.44	$0.73
From discontinued operations attributable to MCBC	-	(0.07)	(0.02)	(0.12)
Diluted net income per share	$1.01	$0.42	$1.42	$0.61

Weighted average shares - basic	184.2	182.4	184.0	181.7
Weighted average shares - diluted	185.4	186.0	185.2	185.0

Dividends per share	$0.24	$0.20	$0.44	$0.36

Amount attributable to MCBC
Income from continuing operations, net of tax	$187.3	$91.8	$266.9	$135.1
Loss from discontinued operations, net of tax	-	(12.4)	(3.9)	(21.4)
Net income attributable to MCBC	$187.3	$79.4	$263.0	$113.7

Notes:
(1) On December 29, 2008, we adopted Financial Accounting Standards Board Staff Position Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) ” ("FSP APB 14-1"). This FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. Upon adopting FSP APB 14-1, the provisions were retroactively applied. As a result, $3.9 million and $7.8 million of additional non-cash interest expense was recorded in the second quarter and first half of 2008, respectively. During the second quarter and first half of 2009, we recorded $4.1 million and $8.1 million of additional non-cash interest expense, respectively.
(2) On December 29, 2008, MCBC adopted Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 ," the provisions of which, among others, require that minority interests be renamed noncontrolling interests and that consolidated net income (loss) includes the amounts attributable to such noncontrolling interests for all periods presented.

Molson Coors Brewing Company

Molson Coors Brewing Company and Subsidiaries
Table 7: Canada Segment Results of Operations
(In Millions)
(Unaudited

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

Volume in hectoliters	2.402	2.475	4.165	4.242

Sales	$614.3	$695.5	$1,036.1	$1,195.3
Excise taxes	(143.3)	(162.9)	(240.4)	(279.1)
Net sales	471.0	532.6	795.7	916.2
Cost of goods sold	(231.1)	(258.5)	(418.5)	(474.7)
Gross profit	239.9	274.1	377.2	441.5
Marketing, general and administrative expenses	(103.8)	(117.1)	(187.3)	(223.7)
Special items, net	(0.9)	(0.5)	(9.0)	(1.9)
Operating income	135.2	156.5	180.9	215.9
Other income (expense), net	1.2	(2.6)	5.5	0.7
Earnings before income taxes	$136.4	$153.9	$186.4	$216.6

Molson Coors Brewing Company and Subsidiaries
Table 8: United States Segment Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2009(1)	June 29, 2008	June 28, 2009(1)	June 29, 2008

Volume in hectoliters	-	8.271	-	14.779

Sales	$-	$970.3	$-	$1,721.7
Excise taxes	-	(128.5)	-	(229.9)
Net sales	-	841.8	-	1,491.8
Cost of goods sold	-	(514.4)	-	(907.3)
Gross profit	-	327.4	-	584.5
Marketing, general and administrative expenses	-	(214.6)	-	(412.2)
Special items, net	-	(77.3)	-	(69.3)
Equity income in MillerCoors	134.1	-	231.2	-
Operating income	134.1	35.5	231.2	103.0
Other (expense) income, net	-	(0.1)	-	2.3
Earnings before income taxes	$134.1	$35.4	$231.2	$105.3

Notes:
(1)Reflects the formation of MillerCoors on July 1, 2008. Prior periods reflect results of the Company's pre-existing U.S. operations.

Molson Coors Brewing Company

Molson Coors Brewing Company and Subsidiaries
Table 9: United Kingdom Segment Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

Volume in hectoliters	2.475	2.824	4.496	5.170

Sales	$526.1	$676.1	$912.4	$1,227.4
Excise taxes	(216.4)	(309.0)	(383.3)	(549.8)
Net sales	309.7	367.1	529.1	677.6
Cost of goods sold	(191.5)	(251.6)	(341.4)	(470.6)
Gross profit	118.2	115.5	187.7	207.0
Marketing, general and administrative expenses	(82.9)	(96.4)	(149.9)	(191.5)
Special items, net	(6.8)	(3.1)	(7.7)	(5.2)
Operating income	28.5	16.0	30.1	10.3
Interest income, net	2.1	2.9	4.1	5.7
Other expense, net	(0.6)	(0.5)	(1.6)	(1.7)
Earnings before income taxes	$30.0	$18.4	$32.6	$14.3

Molson Coors Brewing Company and Subsidiaries
Table 10: Global Markets and Corporate Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

Volume in hectoliters	0.128	0.109	0.240	0.197

Sales	$20.0	$17.6	$36.1	$31.3
Excise taxes	(1.8)	(1.7)	(3.0)	(2.9)
Net sales	18.2	15.9	33.1	28.4
Cost of goods sold	(10.0)	(9.1)	(18.8)	(16.0)
Gross profit	8.2	6.8	14.3	12.4
Marketing, general and administrative expenses	(43.3)	(35.1)	(75.4)	(72.4)
Special items, net	0.6	(23.0)	(0.6)	(34.8)
Operating loss	(34.5)	(51.3)	(61.7)	(94.8)
Interest expense, net	(22.0)	(29.9)	(43.9)	(60.5)
Debt extinguishment costs	-	-	-	(12.4)
Other expense, net	(8.9)	(2.8)	(30.7)	(2.7)
Loss before income taxes	$(65.4)	$(84.0)	$(136.3)	$(170.4)

Molson Coors Brewing Company

MillerCoors LLC (1)
Table 11: Results of Operations
(In Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	Actual	Pro Forma	Actual	Pro Forma

Volume in hectoliters	22.938	23.326	41.360	42.117

Sales	$2,499.4	$2,469.7	$4,505.1	$4,416.8
Excise taxes	(362.7)	(365.7)	(652.5)	(660.4)
Net sales	2,136.7	2,104.0	3,852.6	3,756.4
Cost of goods sold	(1,302.3)	(1,259.8)	(2,352.2)	(2,276.8)
Gross profit	834.4	844.2	1,500.4	1,479.6
Marketing, general and administrative expenses	(500.6)	(561.2)	(942.4)	(1,047.1)
Special items, net	(20.4)	(104.8)	(30.8)	(116.1)
Operating income	313.4	178.2	527.2	316.4
Other (expense) income, net	(0.2)	2.2	(0.7)	4.8
Income from continuing operations before income taxes	313.2	180.4	526.5	321.2
Income tax expense	(2.5)	-	(4.6)	-
Income from continuing operations	310.7	180.4	521.9	321.2
Less: Net income attributable to noncontrolling interests	(5.8)	(5.8)	(11.0)	(10.0)
Net income attributable to MillerCoors LLC	$304.9	$174.6	$510.9	$311.2

Notes:
(1) Economic ownership of MillerCoors LLC is 58% held by SABMiller and 42% held by Molson Coors. See Table 5 in the release for a reconciliation from MillerCoors net income to Molson Coors equity income in MillerCoors.

Molson Coors Brewing Company

Molson Coors Brewing Company and Subsidiaries
Table 12: Condensed Consolidated Balance Sheets
(In Millions)
(Unaudited)

	As of
	June 28, 2009	December 28,
Assets

Cash and cash equivalents	$296.2	$216.2
Receivables, net	732.2	635.4
Inventories, net	234.4	192.1
Other, net	70.5	63.4
Total current assets	1,333.3	1,107.1

Properties, net	1,242.3	1,301.9
Goodwill and intangibles, net	5,618.2	5,221.4
Investment in MillerCoors	2,557.9	2,418.7
Other	294.5	337.5
Total assets	$11,046.2	$10,386.6

Liabilities and equity

Accounts payable	$156.7	$170.5
Accrued expenses and other	941.7	815.5
Short-term borrowings and current portion of long-term debt	0.1	0.1
Total current liabilities	1,098.5	986.1

Long-term debt	1,628.6	1,752.0
Pension and post-retirement benefits	492.8	581.0
Other	1,132.0	1,028.1
Total liabilities	4,351.9	4,347.2

Total MCBC stockholders' equity	6,680.1	6,055.4
Noncontrolling interests	14.2	(16.0)
Total equity	6,694.3	6,039.4
Total liabilities and equity	$11,046.2	$10,386.6

Molson Coors Brewing Company

Molson Coors Brewing Company and Subsidiaries
Table 13: Condensed Consolidated Statements of Cash Flows
(In Millions)
(Unaudited)

	Twenty-six Weeks Ended
	June 28, 2009	June 29, 2008

Cash flows from operating activities:
Net income	$264.0	$124.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88.8	167.2
Equity income in MillerCoors	(231.2)	-
Distributions from MillerCoors	250.3	-
Change in working capital and other, net	(19.4)	(131.1)
Net cash provided by operating activities	352.5	160.6

Cash flows from investing activities:
Additions to properties and intangible assets	(45.2)	(136.4)
Proceeds from sales of assets and businesses, net	2.6	33.5
Acquisition of businesses	(19.6)	-
Investment in MillerCoors, net	(119.3)	-
Other, net	(28.8)	8.6
Net cash used in investing activities	(210.3)	(94.3)

Cash flows from financing activities:
Exercise of stock options under equity compensation plans	13.4	45.9
Dividends paid	(81.4)	(65.5)
Net repayments of debt	(0.3)	(147.6)
Other	6.3	9.3
Net cash used in financing activities	(62.0)	(157.9)

Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	80.2	(91.6)
Effect of foreign exchange rate changes on cash and cash equivalents	(0.2)	(1.0)
Balance at beginning of year	216.2	377.0
Balance at end of period	$296.2	$284.4